Exhibit 99.1

POMEROY IT SOLUTIONS ANNOUNCES INCREASE TO ITS STOCK
REPURCHASE PROGRAM

Hebron, KY – November 19, 2008 – Pomeroy IT Solutions, Inc. (NASDAQ:PMRY) a technology and services solution provider, today announced that its Board of Directors has authorized a $5 million increase in its stock repurchase program.  On November 14, 2008, the Company announced that its Board of Directors approved a program to repurchase up to $5 million of its outstanding common stock.  As a result of this increase in authorization, the Company may now purchase up to $10 million of its outstanding common stock under the program.

"The repurchase of more of the Company’s outstanding common stock, at the current market price, is a prudent use of our working capital,” commented Keith R. Coogan, President and Chief Executive Officer of the Company.  “The Board of Directors assessed the positive response that the program has received from the market since it was commenced and determined that this increase would allow the Company to confer further value to our shareholders.”

Any stock repurchases will be made through open market purchases, block purchases, or privately negotiated transactions as deemed appropriate by the Company within a period of one year from the date of the first purchase under the program.   The Company has no obligation to repurchase shares under the program, and the timing, manner and actual number of shares repurchased will depend on a variety of factors including price, corporate and regulatory requirements and other market conditions.  The Company intends to utilize available working capital to fund the stock repurchase program.  The acquired shares will be held in treasury or cancelled.

Thomas Weisel Partners is the Company’s broker/dealer designated to repurchase shares on its behalf in connection with the stock repurchase program.

About Pomeroy IT Solutions, Inc.
Pomeroy IT Solutions, Inc. is a leading provider of IT infrastructure solutions focused on enterprise, network and end-user technologies.  Leveraging its core competencies in IT Outsourcing and Professional Services, Pomeroy delivers consulting, deployment, operational, staffing and product sourcing solutions through the disciplines of Six-Sigma, program and project management, and industry best practices.  Pomeroy's consultative approach and adaptive methodology enables Fortune 2000 corporations, government entities, and mid-market clients to realize their business goals and objectives by leveraging information technology to simplify complexities, increase productivity, reduce costs, and improve profitability.  For more information, go to.

Forward-Looking Statements
Certain of the statements in the preceding paragraphs regarding financial results constitute forward-looking statements.  These statements are related to future events or to our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward looking statements.   These risks and other factors you should specifically consider include but are not limited to:  successful completion of share repurchase authorizations; changes in customer demands or industry standards; existing market and competitive conditions, including the overall demand for IT products and services; the nature and volume of products and services anticipated to be delivered; the mix of the products and services businesses; the type of services delivered; the ability to successfully attract and retain customers and to sell additional products and service to existing customers; the ability to timely bill and collect receivables; the ability to maintain a broad customer base to avoid dependence on any single customer; the need to successfully attract and retain outside consulting services; the ability to identify and successfully integrate new acquisitions by the Company; terms of vendor agreements and certification programs and the assumptions regarding the ability to perform there under; the ability to implement the Company’s best practices strategies; the ability to manage risks associated with customer projects; adverse or uncertain economic conditions; loss of key personnel; litigation; and the ability to attract and retain technical and other highly skilled personnel.  In some cases, you can identify forward-looking statements by such terminology such as “may”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, “projects”, “intends”, “prospects”, “priorities”, or negative of such terms or other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.

Contact:
Craig Propst, CFO, Senior Vice President & Treasurer
(859) 586-0600 x1838
cpropst@pomeroy.com